EXHIBIT 21

LIST OF SIGNIFICANT SUBSIDIARIES

Anadarko Algeria Company, LLC

a Delaware limited liability company,

Anadarko E&P Company LP

a Delaware limited partnership,

Anadarko Energy Services Company

a Delaware corporation,

Anadarko Holding Company

A Utah corporation,

Anadarko Land Corp.

a Nebraska corporation,

Anadarko Petroleo Ltda.

a Brazil limited liability company,

Headwater LLC

a Delaware limited liability company,

Kerr-McGee Corporation

a Delaware corporation,

Kerr-McGee Oil & Gas Corporation

a Delaware corporation,

Kerr-McGee Oil & Gas Onshore LP

a Delaware limited partnership,

KM BM-C-Seven Ltd.

a Bahama Islands limited liability company,

Lance Oil & Gas Company, Inc.

a Delaware corporation,

Mountain Gas Resources LLC

A Delaware limited liability company,

Western Gas Resources, Inc.

a Delaware corporation,

WGR Asset Holding Company LLC

a Delaware limited liability company